PROMISSORY NOTE
$250,000.00                                               July 1, 1997

     FOR VALUE RECEIVED, the undersigned Classic Restaurants International, Inc. ("Classic") hereby promises to pay to the order of Voyager Select IPO Fund, Ltd., a Bermuda corporation, or its assignee ("Payee"), at such place as Payee or any holder may from time to time designate, the principal sum of TWO HUNDRED AND FIFTY THOUSAND DOLLARS ($250,000.00). The principal hereof and any unpaid accrued interest thereon shall be due and payable on July 1, 1998. Payment of all amounts due hereunder shall be made at the address of the Payee provided for in this Note. Classic further promises to pay interest at the rate of eight per cent (8%) per annum on the outstanding principal balance hereof. The accrued interest shall be payable in cash or common stock at the Payee's option.

     This Note has been issued pursuant to a Securities Purchase Agreement dated as of June 23, 1997 between Classic and the Payee (the "Agreement"), which contains representations and warranties and additional covenants of Classic with respect to this Note. THE PROVISIONS OF THE AGREEMENT ARE INCORPORATED HEREIN BY REFERENCE.

     Classic and all endorsers, guarantors and sureties hereof hereby severally waive diligence, demand, presentment, protect and notice of any kind, and assent to extensions of the time of payment, release, surrender or substitution of security, or forbearance or other indulgence, without notice.

     Classic may, at its option, at any time and from time to time, prepay all or any part of the principal balance of this Note, without penalty or premium, provided that concurrently with such prepayment Classic shall pay accrued interest, if any, on the principal so prepaid to the date of such prepayment.

     This Note may not be changed, modified or terminated orally, but only by agreement in writing signed by the party to be charged.

     In the event Payee or any holder hereof shall refer this Note to an attorney for collection, Classic agrees to pay, in addition to unpaid principal and interest, if any, all the costs and expenses incurred in attempting or effecting collection hereunder, including reasonable attorney's fees, whether or not suit is instituted.

     In the event of any litigation with respect to this Note, Classic waives the right to trial by jury and all rights of set off and rights to interpose counterclaims and cross-claims. Classic hereby irrevocably consents to the jurisdiction of the courts of the State of California in connection with any action or proceeding arising out of or relating to this Note.

     This Note shall be governed by California law, without reference to any choice of law principles thereof.


                            CLASSIC RESTAURANTS INTERNATIONAL, INC.

                            \s\ James R. Shaw
                            By:  James R. Shaw, President

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